United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2008

Clarus Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-24277 (Commission File Number)	58-1972600 (IRS Employer Identification Number)

One Landmark Square, 22nd Floor, Stamford Connecticut (Address of principal executive offices)	06901 (Zip Code)

Registrant’s telephone number, including area code: (203) 428-2000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On November 3, 2008, the Registrant issued an earnings press release announcing financial results for the quarter ended September 30, 2008. A copy of the earnings press release is furnished as Exhibit 99.1 and incorporated herein by reference.

The earnings press release contains the non-GAAP financial measure, gross cash per share because the Registrant believes that it is useful to investors assessing the extent of the Registrant’s assets available for redeployment. The Registrant has provided a reconciliation within the earnings release of the non-GAAP financial gross cash per share to the most directly comparable GAAP financial measure. The Registrant’s management, however, cannot provide any assurance that the above-referenced non-GAAP financial measure is comparable to similarly titled financial measures presented by other publicly-traded companies. The non-GAAP financial measure described above should be considered in addition to, but not as a substitute for, measures of financial performance prepared in accordance with GAAP that are presented in the earnings release.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

99.1	Press Release dated November 3, 2008, with respect to the Registrant's financial results for the quarter ended September 30, 2008 (furnished only).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2008

CLARUS CORPORATION

By:	/s/ Philip A. Baratelli,
Name: Philip A. Baratelli, Title: Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated November 3, 2008, with respect to the Registrant's financial results for the quarter ended September 30, 2008 (furnished only).